UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2007
CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-920657

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 569-9900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 25, 2007, the Human Resources Committee of the Board of Directors of CSS Industries, Inc. (“CSS”) approved bonus payments and stock option grants to certain of the named executive officers included in CSS’ Proxy Statement dated June 22, 2006, as follows:

	Bonus	Shares Underlying
Named Executive Officer	Amount	Stock Option Grant
Christopher J. Munyan President and Chief Executive Officer	$285,977	25,000

Clifford E. Pietrafitta Vice President — Finance and Chief Financial Officer	$146,420	14,000
The bonus payments are under CSS’ Management Incentive Program for the fiscal year ended March 31, 2007. The stock option grants are under CSS’ 2004 Equity Compensation Plan. Each stock option has a five-year term and an exercise price of $35.23 per share, the closing price per share of CSS common stock on the last trading day prior to the grant date. These stock options vest and become exercisable to the extent of 25% of the underlying shares on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date. Vested options remain exercisable until they expire on May 25, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc. (Registrant)
By:	/s/William G. Kiesling
William G. Kiesling
Vice President — Legal and Human Resources and General Counsel

Date: June 1, 2007

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